Exhibit 10.30

MANAGEMENT SUBSCRIPTION AGREEMENT

(Co-Investment)

THIS MANAGEMENT SUBSCRIPTION AGREEMENT (this “Agreement”) by and between BMP/Graham Holdings Corporation, a Delaware corporation (the “Company”), and the individual named on the signature page hereto (“Executive”) is made as of the date set forth on the signature page hereto.

WHEREAS, on the terms and subject to the conditions hereof, Executive desires to subscribe for and acquire from the Company, and the Company desires to issue and provide to Executive, the Company’s shares of common stock, par value $0.01 (the “Shares”), in each case in the amount set forth on the signature page hereto; and

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.	Definitions.

1.1 Affiliate. An “Affiliate” of, or Person “Affiliated” with, a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

1.2 Management Stockholders’ Agreement. The term “Management Stockholders’ Agreement” shall mean the Management Stockholders’ Agreement dated as of February 3, 1998 (and as amended from time to time), among Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners III L.P., a Cayman Islands exempted limited partnership, and Blackstone Family Investment Partnership III L.P., a Delaware limited partnership (collectively, “Blackstone”), the Company, Graham Packaging Holdings Company, a Pennsylvania limited partnership formerly known as Graham Packaging Company, GPC Capital Corp. II, a Delaware corporation, and the parties identified thereto or to the supplementary agreements referred to in Section 8.12 thereof as Management Investors.

1.4 Person. The term “Person” shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

1.5 Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.6 Subsidiary. The term “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

2.	Subscription for and Purchase of Shares; Bound by Management Stockholders’ Agreement

2.1 Purchase of Shares. Pursuant to the terms and subject to the conditions set forth in this Agreement, Executive hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to Executive, on the Closing Date, the number of Shares set forth on the signature page hereto in exchange for a payment specified on the signature page hereto (the “Purchase Price”).

2.2 The Closing. The closing (the “Closing”) of the acquisition of Shares hereunder shall take place on the closing date specified on the signature page hereto. The date of the Closing shall be the “Closing Date”. At least one business day prior to the Closing, Executive shall deliver to the Company the Purchase Price, payable by wire transfer in immediately available funds.

2.3 Closing Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue and sell to Executive any Shares unless (i) Executive is an employee of, or consultant to, the Company or one of its Affiliates on the Closing Date; (ii) the representations of Executive contained in Section 3 hereof are true and correct in all material respects as of the Closing Date and (iii) Executive is not in breach of any agreement, obligation or covenant herein required to be performed or observed by Executive on or prior to the Closing Date.

2.4 Management Stockholders’ Agreement. Executive and the Company hereby agrees that, upon the Closing, Executive shall automatically and without further action become bound by, and become a party to, the Management Stockholders’ Agreement as a “Management Investor” (as defined therein).

3.	Investment Representations and Covenants of Executive.

3.1 Shares Unregistered. Executive acknowledges and represents that Executive has been advised by the Company that:

(a) the offer and sale of the Shares have not been registered under the Securities Act;

(b) the Shares must be held indefinitely and Executive must continue to bear the economic risk of the investment in the Shares unless the offer and sale of such Shares are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available (or as otherwise provided in the Management Stockholders’ Agreement);

(c) there is no established market for the Shares and it is not anticipated that there will be any public market for the Shares in the foreseeable future;

(d) a restrictive legend in the form provided in the Management Stockholders’ Agreement shall be placed on the certificates, if any, representing the Shares.

(e) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

3.2 Additional Investment Representations. Executive represents and warrants that:

(a) Executive’s financial situation is such that Executive can afford to bear the economic risk of holding the Shares for an indefinite period of time, has adequate means for providing for Executive’s current needs and personal contingencies, and can afford to suffer a complete loss of Executive’s investment in the Shares;

(b) Executive’s knowledge and experience in financial and business matters are such that Executive is capable of evaluating the merits and risks of the investment in the Shares;

(c) Executive understands that the Shares are a speculative investment which involves a high degree of risk of loss of Executive’s investment therein, there are substantial restrictions on the transferability of the Shares and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Shares and, accordingly, it may not be possible for Executive to liquidate Executive’s investment in case of emergency, if at all;

(d) the terms of the Management Stockholders’ Agreement provide that if under certain circumstances Executive ceases to be an employee of the Company or its Affiliates, the Company and its Affiliates have the right to repurchase the Shares at a price which may, under certain circumstances, be less than the fair market value thereof;

(e) Executive understands and has taken cognizance of all the risk factors related to the purchase of the Shares and, other than as set forth in this Agreement, no representations or warranties have been made to Executive or Executive’s representatives concerning the Shares or the Company or their prospects or other matters;

(f) Executive has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Subsidiaries, the Management Stockholders’ Agreement, the Company’s organizational documents and the terms and conditions of the purchase of the Shares and to obtain any additional information which Executive deems necessary;

(g) all information which Executive has provided to the Company and the Company’s representatives concerning Executive and Executive’s financial position is complete and correct as of the date of this Agreement; and

(h) Executive is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

3.3 Other Representations. Executive acknowledges that Blackstone and its Affiliates may, from time to time, provide services to the Company and its Affiliates for which a fee will be paid by the Company or its Affiliates, including an annual monitoring/advisory fee.

4.	Miscellaneous.

4.1 Recapitalizations, Exchanges, Etc., Affecting Shares. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of any dividend payable in Shares, issuance of Shares, combination, recapitalization, reclassification, merger, consolidation or otherwise.

4.2 Executive’s Employment. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary of the Company or its Affiliates to employ Executive in any capacity whatsoever or to prohibit or restrict the Company (or any such Affiliate) from terminating the employment of Executive at any time or for any reason whatsoever, with or without cause.

4.3 Cooperation. Executive agrees to cooperate with the Company in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

4.4 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no transferee shall derive any rights under this Agreement unless and until such transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement; and provided further that Blackstone is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.

4.5 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

4.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware, and each of the Company and Executive hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Executive and the Company hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of New York, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

4.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three postal delivery days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

(a) If to the Company:

BMP/Graham Holdings Corporation

c/o Graham Packaging Holdings Company

2401 Pleasant Valley Road

York, Pennsylvania 17402

Attention: General Counsel

with a copy (which shall not constitute notice) to:

The Blackstone Group

345 Park Avenue

New York, NY 10154

Attention: Chinh Chu

If to Executive:

To the most recent address of Executive set forth in the personnel records of the Company.

4.8 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

4.9 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4.10 Rights Cumulative; Waiver. The rights and remedies of Executive and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

BMP/GRAHAM HOLDINGS CORPORATION

By:	/s/ Chinh Chu
Name:	Chinh Chu
Title:	President

David Bullock

/s/ David Bullock

Date of Agreement:	May 4, 2009

Closing Date:	October 12, 2009

Purchase Price:	$250,000

Number of Shares:	FMV based on valuation as of December 31, 2008